SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date  of  Report (Date of earliest event reported):   August  11, 1997


                     Security Bank Holding Company
     (Exact Name of Registrant as specified in its charter)


Oregon                        0-27590                  93-0800253
(State or other             (Commission              (IRS Employer
jurisdiction                File Number)            Identification No.)
of incorporation)


       170 S. Second St., Coos Bay, Oregon                97420
     Address of Principal Executive Office               Zip Code

Registrant's telephone number including area code   541-267-5356



 (Former name or former address, if changed since last report)

Item 5.  Other Events

     The registrant has filed a registration statement on Form S-4 covering shares of the registrant's common stock to be issued in connection with the previously announced acquisition of Pacific State Bank, Reedsport, Oregon. A copy of the press release announcing the filing of the registration statement is attached as an exhibit to this report.


Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired.

          Not Applicable

     (b)  Exhibits.

          The following exhibit is being filed herewith, and this item constitutes the Exhibit Index:

          99   Press Release

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SECURITY BANK HOLDING COMPANY
                                   (Registrant)



Date:  August 11, 1997         By: /s/ Charles D. Brummel
                                   Charles D. Brummel
                                   President and Chief Executive Officer

                          EXHIBIT  99




                 Security Bank Holding Company



                       **Press Release**

                     FOR IMMEDIATE RELEASE

                        August 11, 1997


Security Bank Holding Company (Nasdaq:SBHC) announced that it has filed a preliminary registration statement with the Securities and Exchange Commission for the issuance of common stock in connection with the pending acquisition of Pacific State Bank. The prospectus filed as part of the registration statement will, when approved, serve as a proxy statement in connection with solicitation of proxies for the approval of the acquisition agreement by the shareholders of Pacific State Bank and the shareholders of Security Bank Holding Company. The solicitation of proxies with respect to the approval of the agreement and any offering of SBHC common stock will be made only by means of the prospectus/proxy statement once it becomes available.


Contact:  Chuck Brummel
          President
          Security Bank Holding Company
          541-267-5356